Exhibit 10.11

ALL LIENS AND SECURITY INTERESTS EVIDENCED BY THIS AGREEMENT SHALL AT ALL TIMES BE SUBORDINATE AND JUNIOR TO THE LIENS AND SECURITY INTERESTS GRANTED TO CORTLAND PRODUCTS CORP. (“SENIOR AGENT”), PURSUANT TO THAT CERTAIN SECURITY AGREEMENT DATED AS OF DECEMBER 15, 2016 (AS AMENDED FROM TIME TO TIME) MADE BY THE COMPANY (DEFINED BELOW) IN FAVOR OF SENIOR AGENT AND SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT EVEN DATED HEREWITH (AS AMENDED FROM TIME TO TIME) BY AND AMONG SENIOR AGENT, THE COMPANY AND THE OTHER PARTIES PARTY THERETO.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and COBANK, ACB, a federally-chartered instrumentality of the United States, as Agent for the benefit of the Lenders under the Credit Agreements (together with its successors and assigns, sometimes referred to herein as “Agent” and as “Secured Party”), effective as of March 20, 2020.

RECITALS:

A. WHEREAS, COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA (together with its successors and assigns, “Lender” and together with Agent, the “Lender Parties”), Agent and PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized under the laws of Delaware (“Pekin”) are parties to that certain Credit Agreement dated as of December 15, 2016, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 1, 2017, as further amended by that certain Amendment No. 2 to Credit Agreement dated as of August 7, 2017, that certain Amendment No. 3 to Credit Agreement dated as of March 30, 2018, as further amended by that certain Amendment No. 4 to Credit Agreement dated March 20, 2019 (as further amended by that certain Amendment No. 5 to Credit Agreement dated July 15, 2019, as further amended by that certain Amendment No. 6 to Credit Agreement dated November 15, 2019, and as further amended by that certain Amendment No. 7 (the “Pekin Amendment No. 7”) dated as of December 20, 2019 (as may be amended, supplemented or restated from time to time, including as of the date hereof, collectively the “Pekin Credit Agreement”), pursuant to which the Lender Parties may make advances and extend other financial accommodations to Pekin.

B. WHEREAS, Lender, Agent and ILLINOIS CORN PROCESSING, LLC, a limited liability company organized under the laws of Delaware (“ICP” and together with Pekin, the “Borrowers”) are parties to that certain Credit Agreement dated as of September 15, 2017 and as amended by that certain Amendment No. 1 (the “ICP Amendment No. 1”) of dated as of December 20, 2019 (as may be amended, supplemented or restated from time to time including as of the date hereof, collectively the “ICP Credit Agreement” and together with the PEP Credit Agreement, the “Credit Agreements”), pursuant to which the Lender Parties may make advances and extend other financial accommodations to ICP.

C. WHEREAS, in connection with the Pekin Amendment No. 7 and the ICP Amendment No. 1, the Borrowers agreed to cause Pacific Ethanol, Inc., a Delaware corporation and the ultimate parent entity of each Borrower (the “Company”) to grant a security interest in all of the Company in PE OP CO., a Delaware corporation (the “Issuer”).

D. The Company owns one hundred percent of the issued and outstanding shares of common stock, $0.001 par value per share, of the Issuer as set forth on Schedule I attached hereto opposite the Company’s name, as such Schedule I may be updated or modified from time to time.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “control”, “investment property”, “proceeds” and “records”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreements.

(a) “Collateral” means the Pledged Collateral.

(c) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent or the Lenders may reasonably request.

(d) “Organizational Documents” means the Company’s certificate of incorporation and bylaws.

(e) “Pledged Collateral” shall have the meaning ascribed to such term in Section 2(d).

(f) “Pledged Shares” shall have the meaning ascribed to such term in Section 2(a).

(g) “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

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2. Pledge. As collateral security for the Obligations, the Company hereby pledges, collaterally assigns and hypothecates to the Agent on behalf of itself and the Lenders, and grants to the Agent, for the benefit of the Agent and the Lenders, a lien on and security interest in:

(a) the equity interests of the Issuer identified on Schedule I hereto (as may be updated or modified from time to time in accordance herewith) as being pledged that are held by the Company, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing (the “Pledged Shares”) and the certificates representing the Pledged Shares, any interest of the Company in the entries on the books of any securities intermediary pertaining thereto and all equity dividends and cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all additional equity interests of the Issuer at any time acquired by the Company in any manner, and the certificates representing such additional equity interests (and any such additional equity interests shall constitute part of the Pledged Shares under this Agreement), and all equity dividends, cash dividends, distributions, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c) all Records (as defined in the UCC), including supporting evidence and documents relating to any of the above-described property, including, without limitation, all books of account, ledgers, and cabinets in which the same are reflected or maintained; and

(d) all proceeds of any of the foregoing (the assets described in this Section 2, are collectively referred to as, the “Pledged Collateral”).

3. Security for Obligations. This Agreement and all of the Pledged Collateral secure the prompt payment and performance when due of any and all Obligations, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

4. Delivery of Pledged Collateral. All certificates or instruments that constitute “certificated securities” pursuant to Article 8 of the UCC that represent or evidence any of the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by Necessary Endorsements in form and substance reasonably satisfactory to the Agent and the Lenders. The Agent shall have the right upon the occurrence and during the continuance of an Event of Default, with concurrent written notice to the Company, at any time in its sole discretion to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral in order to exercise its rights and remedies hereunder. In addition, the Agent shall have the right to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

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5. Effectiveness. This Agreement will become effective upon the date on which the Agent has received (a) a counterpart hereof duly executed by each of the parties hereto, and (b) payment from the Company of (i) all fees required to be paid on or prior to the effective date of this Agreement and (ii) all reasonable third-party fees and expenses incurred by the Agent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees and expenses.

6. Representations and Warranties; Covenants. In order to induce the Agent and the Lenders to enter into this Agreement under the Purchase Agreement, the Company represents and warrants that the following statements are true, correct and complete on the Closing Date (except to the extent such representation or warranty relates to an earlier date, in which case, it is true, correct and complete as of such earlier date) as follows and agrees as follows:

(a) Schedule I hereto completely and accurately sets forth the number of equity interests of, and options or other rights to purchase or receive, the issued and outstanding equity interests of the Issuer held by the Company as of the date hereof and indicates which such equity interests constitute Pledged Shares. The Pledged Shares held by the Company constitute, as of the date hereof, the percentage of the issued and outstanding equity interests of the Issuer set forth on Schedule I. All of such Pledged Shares owned by the Company are owned legally and beneficially by the Company and have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule I, there are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other equity interests or any securities convertible into equity interests of any Issuer, and there are no preemptive rights with respect to the equity interests of the Issuer that constitute Pledged Shares of the Issuer and the Pledged Shares are free and clear of all Liens.

(b) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(c) The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockLenders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

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(d) The Company hereby agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(e) The Company shall vote the Pledged Shares to comply with the covenants and agreements set forth herein.

(f) The Company shall register the pledge of the applicable Pledged Shares on the books of the Company. Further, except with respect to certificated securities delivered to the Agent, the Company shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration and shall be in form and substance reasonably satisfactory to the Lenders) signed by the Issuer, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; (b) it agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC; (c) at any time directed by the Agent during the continuation of an Event of Default, the Issuer will transfer the record ownership of such Pledged Shares into the name of any designee of the Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Agent without the further consent of the Company.

(g) In the event that, upon an occurrence of an Event of Default, the Agent (at the written direction of the Lenders) shall sell all or any of the Pledged Shares to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Shares, the Company shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the certificate of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Issuer and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Issuer and its direct and indirect subsidiaries, if so directed by the Agent; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Shares to the Transferee or the purchase or retention of the Pledged Shares by the Agent and allow the Transferee or the Agent to continue the business of the Issuer and its direct and indirect subsidiaries.

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(h) The Company’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business all as in effect on the date hereof, are indicated in Schedule I hereof. Schedule I also lists the Company’s jurisdiction and type of organization, legal name and location of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

(i) The Company hereby irrevocably authorizes the Agent (and its designees) at any time and from time to time to file any financing statements and amendments thereto relating to the Collateral without the signature of such Grantor where permitted by law in such form and in such jurisdictions as the Agent or Lenders reasonably determine appropriate to perfect the security interests of the Agent under this Agreement. The Company agrees to provide all necessary information related to such filings to the Agent promptly upon request by the Agent or the Lenders.

(j) The Company shall take such further actions, and execute and/or deliver to the Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and will obtain such governmental consents and corporate approvals and will cause to be done all such other things as the Agent or the Lenders may in its or their judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, and enable the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the Agent and the Lenders and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against third parties, with respect to the Collateral.

(k) The Company shall, except upon not less than 10 days’ prior written notice to the Agent, and delivery to the Agent of all additional financing statements, information and other documents reasonably requested by the Agent or the Lenders to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its legal name, identity, type of organization or corporate structure; (ii) change the location of its chief executive office or its principal place of business; (iii) change its Federal Taxpayer Identification Number or organizational identification number (if any); or (iv) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

7. [Reserved].

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8. Duty To Hold In Trust. If the Company shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Shares or instruments representing Pledged Shares acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Company or any of its direct or indirect subsidiaries) in respect of the Pledged Shares (whether as an addition to, in substitution of, or in exchange for, such Pledged Shares or otherwise), the Company agrees to (i) accept the same as the agent of the Secured Party; (ii) hold the same in trust on behalf of and for the benefit of the Secured Party; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by the Company, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

9. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party, acting by written direction of the Lenders, shall have the right to exercise all of the remedies conferred hereunder and under the Credit Agreements, and shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party, for the benefit of itself and the Lender, shall have the rights and powers listed below and shall act in accordance with such rights and powers:

(i) All rights of the Company to exercise the voting and other consensual rights with respect to the Pledged Collateral it would otherwise be entitled to exercise shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii) All rights of the Company to receive dividends, distributions or other proceeds of the Pledged Collateral which it would otherwise be authorized to receive and retain shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall have the sole right to receive and hold such dividends, distributions or other proceeds as Pledged Collateral.

(iii) The Agent may, without notice except as specified herein, sell all of the Pledged Collateral pledged by the Company or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Agent deems commercially reasonable. The Company acknowledges and agrees that such a private sale may result in prices and other terms which may be less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of any of the Pledged Collateral, if permitted by law, the Agent (if so directed by the Lenders in writing) and any Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of such Pledged Collateral or any portion thereof. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws (collectively, the “Securities Laws”), even if the Issuer would agree to do so. To the extent permitted by law, the Company hereby specifically waives all rights of redemption, stay or appraisal which such Pledgor has or may have under any law now existing or hereafter enacted; provided, however, that the foregoing waiver shall inure to the benefit of only the Secured Party and its respective successors and permitted assigns.

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(iv) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied to the Obligations, in each case, in accordance with the terms hereof.

(v) Each Pledgor recognizes that the Agent may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser and received by the Agent or party acting on behalf of the Agent. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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10. Applications of Proceeds.

(a) The Agent shall apply the proceeds of any sale, collection, foreclosure, disposition or other realization of the Collateral hereunder in the following order of application:

(i) first, to the payment of all amounts payable under this Agreement on account of the Agent’s fees and any fees, costs and expenses (including, without limitation, any taxes, fees and other costs incurred in connection with the transactions contemplated hereunder and reasonable fees and expenses of legal counsel to the Agent) or other liabilities of any kind incurred by the Agent or any custodian, agent or sub-agent of the Agent in connection with this Agreement or any other Transaction Document or the Agent performing its obligations hereunder or thereunder or the transactions contemplated hereunder;

(ii) second, to satisfaction of the Obligations;

(iii) third, to the payment of any other amounts required by applicable law; and

(iv) fourth, to the Company any surplus proceeds.

(b) In the event that there are any proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral remaining after application in accordance with Section 10(a)(i) above, the Secured Party and the Company hereby (i) agrees (on behalf of itself and its Affiliates) that the Secured Party shall have no liability to Company, for applying such remaining proceeds in accordance with written directions received by the Agent or pursuant to a court order issued by a court of competent jurisdiction and (ii) waives (on behalf of itself and its Affiliates) any and all claims and causes of action against the Secured Party for applying such remaining proceeds in accordance with any such written directions or court order.

(c) In the event that the Secured Party receives proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral setting forth the amount of such proceeds payable to each Lender pursuant to Section 10(a)(ii) above, the Secured Party and Company hereby (i) agrees that after applying such proceeds in accordance with Section 10(a)(i) above, the Secured Party may (x) retain such remaining proceeds, for the benefit of the Lenders, until such time as (A) the Secured Party has received a written direction signed by all of the Lenders setting forth the amount of such proceeds payable to each Lender pursuant to Section 10(a)(ii) above or (B) a court order has been issued by a court of competent jurisdiction directing the manner in which the Agent shall distribute such remaining proceeds or (y) interplead the amount of the distributions that should be made pursuant to clauses (ii) through (iv) of Section 10(a) above in any court of competent jurisdiction, without further responsibility in respect of such distributions under this Section 10 and (ii) waives any and all claims and causes of action against the Agent for taking any actions permitted by the immediately preceding clause (i) of this Section 10(c).

11. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate set forth in the Credit Agreements, and the reasonable fees, costs and expenses of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless, with respect to the Secured Party, due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

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12. Securities Law Provision. The Company recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Shares by reason of certain prohibitions in the Securities Laws and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees that sales so made may be at prices and on terms less favorable than if the Pledged Shares were sold to the public, and that the Agent has no obligation to delay the sale of any Pledged Shares for the period of time necessary to register the Pledged Shares for sale to the public under the Securities Laws. The Company shall cooperate with the Agent in its attempt to satisfy any requirements under the Securities Laws applicable to the sale of the Pledged Shares by the Agent.

13. Costs and Expenses. The Company agrees to pay, promptly upon demand, (i) [Reserved], (ii) all reasonable out-of-pocket fees, costs and expenses incurred by the Agent and its agents in the preparation, execution, delivery, filing, recordation, administration, continuation or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder, (iii) all reasonable out-of-pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Agent incurred in connection with the negotiation, preparation, closing, administration, continuation, performance or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder and any other document or matter requested by Company and (iv) all reasonable out-of-pocket costs and expenses incurred by the Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Agent’s liens on and security interest in the Pledged Collateral, including, in connection with any filing or recording required or permitted hereunder, any filing and recording fees, expenses and taxes, stamp or documentary taxes, and any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party or the Lenders is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the security interests therein. The Company will also pay, promptly upon demand, any and all reasonable fees, costs and expenses of the Secured Party, including the reasonable fees, expenses and disbursements of its legal counsel and of any auditors, accountants, consultants or appraisers or other professional advisors, experts and agents, which the Secured Party, for the benefit of itself and the Lenders, or the Secured Party may incur in connection with (i) the protection, preservation, satisfaction, foreclosure, collection or enforcement of the Collateral subject to this Agreement and the security interest therein and lien thereon, (ii) the enforcement of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iv) the exercise or enforcement of any of the rights of collection of the Secured Party under the Credit Agreements. Such fees shall be paid within fifteen (15) days of submission of a request by the Agent to the Company and the Company shall promptly notify the Secured Party of the payment of such fees.

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13. Security Interests Absolute. All rights of the Secured Party and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Credit Agreements or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreements or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Liens granted hereby shall terminate on the date on which all payments under the Credit Agreements have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement shall survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent. Upon such termination, the Agent, at the written request and expense of the Company, will promptly execute and deliver to the Company a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Pledged Collateral as may be in the possession of the Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

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15. Power of Attorney; Further Assurances.

(a) The Company authorizes the Secured Party, acting on behalf of itself and the Lenders, as set forth herein, and does hereby make, constitute and appoint the Agent and its agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, generally, at the option of the Agent (or at the direction of the Lenders), and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent or the Lenders deem necessary to protect, preserve and realize upon the Collateral and the security interests granted therein in order to effect the intent of this Agreement and the Credit Agreements all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party.

(b) The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, to take any action and to execute any instrument which the Agent or the Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

17. [Reserved].

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18. Miscellaneous.

(a) No course of dealing between the Company and the Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder or under the Credit Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Credit Agreements or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently. This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and any exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Secured Party.

(c) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right or any other right, power or remedy.

(d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lenders. Each of the Secured Party and the Company agree that, notwithstanding anything to the contrary in the Purchase Agreement or any other Transaction Document, no Person may become a Holder of a Note after the date hereof and a Secured Party hereunder (whether through a sale, transfer or assignment to such Person of any Holder’s rights or interests in all or a portion of any Note or any other Obligations, or otherwise), unless, on or prior to the date such Person becomes a Holder of a Note, such Person (i) agrees in writing to be bound by the terms of this Agreement as a “Secured Party” by executing and delivering a Security Agreement Joinder to the Agent and (ii) provides the Agent with all documentation and other information that the Agent requests in order to comply with the Agent’s obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and the results of any such “know your customer” or similar investigation conducted by the Agent shall be satisfactory to the Agent. Any sale, transfer or assignment to any Person of any Secured Party’s rights or interests in all or a portion of any Note or any other Obligations made in violation of the provisions of this Section 18(e) shall be void ab initio.

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(e) Promptly following a request made by the Agent to a Holder, such Holder shall notify the Collateral Agent of the outstanding principal amount of Notes held by such Holder at such time.

(f) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(g) This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company, each Holder and the Agent hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude any Holder or the Agent from bringing suit or taking other legal action against the Company in any other jurisdiction to enforce a judgment or other court ruling in favor of any Holder or the Agent. THE COMPANY, EACH HOLDER AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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(j) The Company shall defend, indemnify, pay, reimburse and hold harmless the Secured Party, the Lenders and each of their respective Affiliates, and each and all of their respective partners, members, shareholders, officers, directors, employees, trustees, attorneys and agents (and any other persons with other titles that have similar functions) and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses, of any kind or nature (including fees relating to the cost of investigating, defending and otherwise addressing any of the foregoing, including reasonable fees and expenses of legal counsel selected by any Indemnitee, whether or not suit is brought), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, or in any way related to or arising from or alleged to arise from the execution, delivery, performance, administration or enforcement of this Agreement, including any of the foregoing relating to the violation of, noncompliance with or liability under, any law applicable to or enforceable against any Company or any of its Affiliates or any of the Pledged Collateral, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Indemnitee will be entitled to indemnification hereunder of any such losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses which result from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 18(j) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by the Indemnitees or any of them. All of the agreements in this Section 18(j) will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

(k) Nothing in this Agreement shall be construed to subject the Agent or any Secured Party to liability as an officer or director of the Company or a partner in any of the Company’s direct or indirect subsidiaries that is a partnership or as a member in any of the Company direct or indirect subsidiaries that is a limited liability company, nor shall the Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until the Agent or any such Secured Party, as applicable, exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(l) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

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(m) The Company and each Secured Party is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Agent (for itself and not on behalf of any Secured Party), hereby notifies all future Secured Parties, including subsequent assignees or transferees, that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Secured Party, which information includes the name and address of the Secured Party and other information that will allow the Agent, to identify the Secured Party in accordance with the Patriot Act. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Agent will ask for documentation to verify its formation and existence as a legal entity. The Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Secured Party shall provide such information and take such actions as are requested by the Agent in order to maintain compliance with the Patriot Act.

(n) In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder directly or indirectly caused by events beyond its control, including general labor disputes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services; provided, however, that the Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

(o) Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

(p) Each Secured Party signatory to this Agreement on the date hereof hereby represents and warrants to the Agent (solely as to itself, and not as to any other Secured Party) that (x) as of the date hereof, the outstanding amounts under the Credit Agreements held by such Secured Party is set forth on Schedule II hereto and (y) on or prior to the date of this Agreement, it has not assigned all or any portion of its Notes to any Person, except any Person that is listed on Schedule II attached hereto.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Company has caused this Agreement to be signed, sealed and delivered by its duly authorized representative on the day and year first above written.

Company:

PACIFIC ETHANOL, INC.

By:	/s/ Neil M. Koehler
Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

Accepted:

Secured Party:

COBANK, ACB

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Vice President

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SCHEDULE I

TO SECURITY AGREEMENT

Pledgor	Issuer	Class of Equity Interest	Certificate No.	Par Value Per Share	Number of Shares	Percentage of Issuer’s Equity Interests	Percentage of Issuer’s Outstanding Shares of Common Stock Pledged
Pacific Ethanol, Inc.	PE OP CO., a Delaware corporation	Common Stock	7	$0.001	1,000	100%	100%

Company’s type of organization: Corporation

Company’s jurisdiction of organization: Delaware

Company’s Legal Name: Pacific Ethanol, Inc.

Company’s Federal Taxpayer Identification Number: 41-2170618

Company’s organizational identification number: 3877538

Company’s chief executive office or principal place of business: 400 Capital Mall, Suite 2060, Sacramento, CA 95814.

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